UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 13, 2025
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              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          111 West Michigan Street, Milwaukee, Wisconsin 53203
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2025, the Board of Directors (the “Board”) of Regal Rexnord Corporation (the “Company”) elected each of Rashida A. Hodge and Gerben W. Bakker to serve on the Board, effective February 17, 2025, as a director with an initial term continuing until the Company’s 2025 annual meeting of shareholders.
Ms. Hodge has served as the Corporate Vice President of Customer Success – Azure Data and Artificial Intelligence (AI) at Microsoft Corporation, a multinational technology company, where she has led the global commercial business, accelerating data-driven digital transformations for customers, since February 2021. Prior to joining Microsoft, Ms. Hodge spent 18 years at International Business Machines Corporation, a multinational technology company. She served in multiple roles in the IBM Watson Unit from 2013 to 2019, and most recently as the Global Vice President from January 2019 to December 2020, providing transformative strategies in hardware, software and services, for the North America Insurance Global Markets Business.

Mr. Bakker has served as Chairman, President and Chief Executive Officer of Hubbell Incorporated, an international manufacturer of high quality, reliable electrical and utility solutions for a broad range of customer and end market applications, since May 2021, and President and Chief Executive Officer and a director of Hubbell since October 2020. Prior to this, he served as Hubbell’s Chief Operating Officer from June 2019 to October 2020, after serving as President of the Power Systems group from 2014 to 2019. Mr. Bakker began his career with Hubbell in 1988 as a manufacturing engineer with Hubbell Wiring Systems and has held positions of increasing leadership around the world in both Hubbell’s utility and electrical segments.

As non-employee directors, each of Ms. Hodge and Mr. Bakker will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 13, 2024.

The Board has determined that each of Ms. Hodge and Mr. Bakker is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence under the Company’s Corporate Governance Guidelines. There are no arrangements between either of Ms. Hodge and Mr. Bakker and any other person pursuant to which either of Ms. Hodge or Mr. Bakker was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Ms. Hodge or Mr. Bakker has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In addition, on February 13, 2025, Ms. Anesa T. Chaibi, director since 2014, informed the Board of her decision to retire from the Board, effective February 17, 2025, following her acceptance of a public company chief executive officer position.

In connection with the election of Ms. Hodge and Mr. Bakker, and the resignation of Ms. Chaibi, the Board increased its size from ten to eleven directors, effective February 17, 2025.

The Company’s press release issued on February 18, 2025 announcing the election of Ms. Hodge and Mr. Bakker to the Board and the retirement of Ms. Chaibi is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Exhibit Description
99.1	Press Release of Regal Rexnord Corporation, issued February 18, 2025
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: February 19, 2025          By: /s/ Molly Johnson

Name: Molly Johnson
Title: Vice President, Associate General Counsel & Assistant Corporate
     Secretary